Blend Announces Second Quarter 2023 Financial Results

Second Quarter Results Exceed Guidance on Revenue and Non-GAAP Operating Loss; Accelerates Path to Profitability

August 9, 2023

SAN FRANCISCO -- Blend Labs, Inc. (NYSE:BLND), a leader in cloud banking software, today announced its second quarter 2023 financial results.

“Blend’s second quarter results once again beat our top and bottom-line expectations. Revenue is benefiting from faster adoption of add-on mortgage products and new deployments of our consumer banking suite. At the same time, we are progressing ahead of schedule on our cost reduction efforts,” said Nima Ghamsari, Head of Blend. “Our performance is supported by our strong market position, with a resilient mortgage customer base that is gaining share in a challenging origination environment, as well as a growing base of consumer banking customers.
Blend enters the second half of the year with improving software margins, a significantly lower cost base, and an accelerated path to non-GAAP profitability. We have been investing for years in products to power the future of banking. We are now able to deploy more efficiently, supported by our Blend Builder platform, and as a result, we are doing more for our customers. Therefore, we believe we are in a strong position to deliver on our long-term goals.”

Second Quarter 2023 Financial Highlights
Revenue

•Total company revenue was $42.8 million, composed of Platform revenue of $30.3 million and Title revenue of $12.5 million.
•Within the Platform segment, Mortgage Banking Suite revenue declined by 17% year-over-year, to $22.3 million, amidst a 37% mortgage market volume decline over the same period as reported by the Mortgage Bankers Association.
•Consumer Banking Suite revenue totaled $5.8 million in 2Q23, an increase of 27% as compared to the prior-year period.
•Professional services revenue increased 10% year-over-year to $2.2 million.

Gross Margin & Profitability

•Blend GAAP and non-GAAP gross profit margin was approximately 55%, up from 39% in 2Q22. Both GAAP and Non-GAAP gross profit margin was higher primarily due to an expansion in Blend Platform gross profit margin.
•GAAP Platform gross profit was $22.1 million in 2Q23, up from $20.4 million in 2Q22. Non-GAAP Platform gross profit was $22.4 million in 2Q23, compared to $20.6 million in 2Q22.
•GAAP and Non-GAAP Software gross margins were 80% and 81%, respectively, in 2Q23, up compared to 73% on a GAAP and non-GAAP basis in 2Q22.
•GAAP loss from operations was $36.7 million, compared to $471.4 million in 2Q22. Non-GAAP loss from operations was $17.9 million, compared to $39.5 million in 2Q22.
•GAAP net loss per share attributable to common stockholders was $0.18 compared to $2.06 in 2Q22. Non-GAAP consolidated net loss per share was $0.09 compared to $0.19 in 2Q22.

Liquidity & Capital Resources

•As of June 30, 2023, Blend has cash, cash equivalents, and marketable securities, including restricted cash, totaling $277.9 million with total debt outstanding of $225.0 million in the form of the Company’s five-year term loan.
•Blend’s $25.0 million revolving line of credit remains undrawn as of such date.

Recent Business Highlights
•Blend Builder Increasing Speed of Revenue and Efficiency: Platform guidance exceeded the high end of prior guidance by 8%. Blend Builder also enables the company to increase speed of innovation and deploy more efficiently.
•Growth in Mortgage Suite Revenue per Transaction: Blend’s mortgage customers continue to realize incremental value, reflected by increases in adoption of add-on products and increases in renewals. Mortgage Suite revenue per transaction increased from $77 to $93 from the same period last year.
•Disciplined Cost Management: Today, Blend announced that it further streamlined its workforce, thereby positioning Blend for efficient growth. These actions are expected to reduce operating expenses by an additional $33 million on an annualized basis, further accelerating Blend’s path to profitability.

Third Quarter 2023 Outlook
Blend is providing guidance for the third quarter of 2023 as follows:

$ in millions
Q3 2023 Guidance
Blend Platform Revenue	$27.0 - 30.0
Title Revenue	$11.0 - 12.0
Blend Labs, Inc. Consolidated Revenue	$38.0 - 42.0

Non-GAAP Net Operating Loss	$17.5 - 15.5

Blend’s Q3 2023 guidance reflects an estimated 6% year-over-year decline in mortgage volumes from Q3 2022 to Q3 2023 as projected by the Mortgage Bankers Association.

Note that economic conditions, including those affecting the levels of real estate and mortgage activity, as well as the financial condition of some of our financial customers, remain highly uncertain.

We have not provided the forward-looking GAAP equivalent to our non-GAAP Net Operating Loss outlook or a GAAP reconciliation as a result of the uncertainty regarding, and the potential variability of, stock-based compensation, which is affected by our hiring and retention needs and future prices of our stock, and non-recurring, infrequent or unusual items.

Webcast Information
On Wednesday, August 9, 2023 at 4:30 pm ET, Blend will host a live discussion of its second quarter 2023 financial results. A link to the live discussion will be made available on the Company's investor relations website at https://investor.blend.com. A replay will also be made available following the discussion at the same website.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may relate to, but are not limited to, quotations of management; the “Third Quarter 2023 Outlook” section above; Blend’s expectations of future results of operations; Blend’s financial condition and operating performance, including market size and position and growth opportunities, capital expenditures, plans for future operations, competitive positions, technological capabilities, and strategic relationships; Blend’s cost reduction efforts and ability to achieve profitability in the future; Blend’s customers and their position in the market; Blend’s investment in and deployment of products, particularly those related to the Blend Builder platform; Blend’s ability to implement cost reduction measures; Blend’s opportunity to increase market share and penetration in its existing customers; projections for in mortgage loan origination volumes, including projections provided by third parties; other macroeconomic and industry conditions; Blend’s ability to create long-term value for its customers; and Blend’s expectations for changes in revenue, as well as assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “would,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other comparable terminology that concern Blend’s expectations, strategy, plans or intentions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by which such performance or results will be achieved, if at all.

Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith beliefs and assumptions as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include the risks that: changes in economic conditions, such as mortgage interest rates, credit availability, real estate prices, inflation or consumer confidence, adversely affect our industry, markets and business, we fail to retain our existing customers or to acquire new customers in a cost-effective manner; our customers fail to maintain their utilization of our products and services; our relationships with any of our key customers were to be terminated or the level of business with them significantly reduced over time; we are unable to compete in highly competitive markets; we are unable to manage our growth; we are unable to make accurate predictions about our future performance due to our limited operating history in an evolving industry and evolving markets; we are unable to successfully integrate or realize the benefits of our acquisition of Title365; our restructuring actions do not result in the desired outcomes or adversely affect our business, or impairment charges on certain assets have an adverse effect on our financial condition and results of operations. Further information on these risks and other factors that could affect our financial results are set forth in our filings with the Securities and Exchange Commission, including in our Annual Report on Form 10-K for the year ended December 31, 2022, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 that will be filed following this press release. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. These factors could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. Except as required by law, Blend does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

About Non-GAAP Financial Measures and Other Key Metrics
In addition to financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain, and the conference call will contain, non-GAAP financial measures, including non-GAAP gross profit and non-GAAP gross profit margin, non-GAAP software gross margin, non-GAAP Platform gross profit, non-GAAP operating expenses, non-GAAP loss from operations, non-GAAP net operating loss, and non-GAAP consolidated net loss per share. These non-GAAP financial measures adjust the related GAAP financial measures to exclude non-cash stock-based compensation and warrant amortization expense, compensation realignment costs, amortization of acquired intangible assets, impairment of goodwill and intangible assets, restructuring costs, non-recurring acquisition-related costs, non-recurring income tax expenses or benefits related to acquisitions, and the effect of changes in foreign currency exchange rates. Our management uses these non-GAAP financial measures internally in analyzing our financial results and believes they are useful to investors, as a supplement to the corresponding GAAP financial measures, in evaluating our ongoing operational performance and trends, in allowing for greater transparency with respect to measures used by our management in their financial and operational decision making, and in comparing our results of operations with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. However, it is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. In addition, other companies may utilize metrics that are not similar to ours.

The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results. Management encourages investors and others to review Blend’s financial information in its entirety and not rely on a single financial measure.

We adjust the following items from our non-GAAP financial measures:

Stock-based compensation and amortization of warrant. We exclude stock-based compensation and amortization of warrant, which are non-cash expenses, from our non-GAAP financial measures because we believe that excluding these items provides meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions, and expense related to stock-based awards can vary significantly based on the timing, size and nature of awards granted.

Compensation realignment costs. We exclude the compensation realignment costs incurred in connection with the change in our compensation strategy from our non-GAAP financial measures. These costs relate to amortization of one-time two-installment cash bonus payment made to certain employees in lieu of previously committed equity-based awards, driven by an organizational initiative to standardize our equity compensation program. We believe that excluding these charges for purposes of calculating the non-GAAP financial measures provides more meaningful period to period comparisons.

Amortization of acquired intangible assets. We exclude amortization of acquired intangible assets, which is a non-cash expense, from our non-GAAP financial measures. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.

Impairment of intangible assets and goodwill. We exclude impairment of intangible assets and goodwill, which are non-cash charges, from our non-GAAP financial measures. These charges are unusual in nature and we do not believe these charges have a direct correlation to the operation of our business.

Restructuring costs. We exclude restructuring costs as these costs primarily include employee severance, executive transition costs and other costs directly associated with resource realignments incurred in connection with changing strategies or business conditions. These costs can vary significantly in amount and frequency based on the nature of the actions as well as the changing needs of our business and we believe that excluding them provides easier comparability of pre- and post-restructuring operating results.

Litigation contingencies. We exclude costs related to litigation contingencies, which represent reserves for legal settlements. These costs are non-recurring in nature and we do not believe they have a direct correlation to the operation of our business.

Foreign currency gains and losses. We exclude unrealized gains and losses resulting from remeasurement of assets and liabilities from foreign currency into the functional currency as we do not believe these gains and losses to be indicative of our business performance and excluding these gains and losses provides information consistent with how we evaluate our operating results.

Transaction-related costs. We exclude costs related to mergers and acquisitions from our non-GAAP financial measures as we do not consider these costs to be related to organic continuing operations of the acquired business or relevant to assessing the long-term performance of the acquired assets. These adjustments allow for more accurate comparisons of the financial results to historical operations and forward looking guidance. These costs include financial advisory, legal, accounting and other transactional costs incurred in connection with acquisition activities, and non-recurring transition and integration costs.

Income taxes. We exclude non-cash non-recurring tax benefits from our non-GAAP financial measures. These tax benefits consist of the changes in the valuation allowance resulting from acquisitions and from changes in U.S. tax law requiring capitalization and amortization of research and development costs for tax purposes.

About Blend
Blend is the infrastructure powering the future of banking. Financial providers — from large banks, fintechs, and credit unions to community and independent mortgage banks — use Blend’s platform to transform banking experiences for their customers. Blend powers billions of dollars in financial transactions every day. To learn more, visit www.blend.com.

Blend Labs, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except per share amounts)
(Unaudited)

	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$34,980	$124,199
Marketable securities	230,618	229,948
Trade and other receivables, net of allowance for credit losses of $171 and $436, respectively	21,349	22,718
Prepaid expenses and other current assets	22,423	19,231
Total current assets	309,370	396,096
Property and equipment, net	4,973	5,742
Operating lease right-of-use assets	10,246	11,668
Intangible assets, net	2,119	2,127
Deferred contract costs	2,467	1,691
Restricted cash, non-current	12,315	5,358
Other non-current assets	9,006	10,082
Total assets	$350,496	$432,764
Liabilities, Redeemable Noncontrolling Interest and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,149	$1,260
Deferred revenue	11,970	8,695
Accrued compensation	4,741	10,059
Other current liabilities	15,016	15,459
Total current liabilities	34,876	35,473
Operating lease liabilities, non-current	9,236	11,091
Other non-current liabilities	3,515	5,478
Debt, non-current, net	218,240	216,801
Total liabilities	265,867	268,843
Commitments and contingencies
Redeemable noncontrolling interest	43,362	40,749
Stockholders’ equity:
Preferred stock, $0.00001 par value: 200,000 shares authorized and no shares issued and outstanding as of June 30, 2023 and December 31, 2022	—	—
Class A, Class B and Class C Common Stock, $0.00001 par value: 3,000,000 (Class A 1,800,000, Class B 600,000, Class C 600,000) shares authorized; 245,775 (Class A 235,606, Class B 10,169, Class C 0) and 240,931 (Class A 230,210, Class B 10,721, Class C 0) shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	2	2
Additional paid-in capital	1,311,539	1,286,815
Accumulated other comprehensive loss	(689)	(708)
Accumulated deficit	(1,269,585)	(1,162,937)
Total stockholders’ equity	41,267	123,172
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$350,496	$432,764

Blend Labs, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue
Software	$28,115	$31,580	$51,085	$62,184
Professional services	2,216	2,021	3,950	3,993
Title	12,484	31,938	25,116	70,886
Total revenue	42,815	65,539	80,151	137,063
Cost of revenue
Software	5,486	8,676	11,289	17,342
Professional services	2,705	4,552	5,511	8,287
Title	11,131	27,046	24,005	57,300
Total cost of revenue	19,322	40,274	40,805	82,929
Gross profit	23,493	25,265	39,346	54,134
Operating expenses:
Research and development	22,091	35,500	48,348	70,606
Sales and marketing	16,128	22,438	33,696	44,779
General and administrative	19,646	36,472	40,327	73,574
Amortization of acquired intangible assets	—	4,068	—	8,136
Impairment of intangible assets and goodwill	—	391,823	—	391,823
Restructuring	2,349	6,380	15,132	6,380
Total operating expenses	60,214	496,681	137,503	595,298
Loss from operations	(36,721)	(471,416)	(98,157)	(541,164)
Interest expense	(7,947)	(5,726)	(15,516)	(11,284)
Other income (expense), net	3,232	6	6,114	97
Loss before income taxes	(41,436)	(477,136)	(107,559)	(552,351)
Income tax (expense) benefit	(53)	(66)	(124)	2,731
Net loss	(41,489)	(477,202)	(107,683)	(549,620)
Less: Net loss attributable to noncontrolling interest	258	35,831	1,035	36,145
Net loss attributable to Blend Labs, Inc.	(41,231)	(441,371)	(106,648)	(513,475)
Less: Accretion of redeemable noncontrolling interest to redemption value	(1,592)	(37,008)	(3,648)	(38,450)
Net loss attributable to Blend Labs, Inc. common stockholders	$(42,823)	$(478,379)	$(110,296)	$(551,925)

Net loss per share attributable to Blend Labs, Inc. common stockholders:
Basic and diluted	$(0.18)	$(2.06)	$(0.45)	$(2.38)
Weighted average shares used in calculating net loss per share:
Basic and diluted	244,262	232,501	242,861	231,421

Comprehensive loss:
Net loss	$(41,489)	$(477,202)	$(107,683)	$(549,620)
Unrealized (loss) gain on marketable securities	(773)	(502)	48	(2,347)
Foreign currency translation (loss) gain	(11)	77	(29)	105
Comprehensive loss	(42,273)	(477,627)	(107,664)	(551,862)
Less: Comprehensive loss attributable to noncontrolling interest	258	35,831	1,035	36,145
Comprehensive loss attributable to Blend Labs, Inc.	$(42,015)	$(441,796)	$(106,629)	$(515,717)

Blend Labs, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2023	2022
Operating activities
Net loss	$(107,683)	$(549,620)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	30,756	53,560
Depreciation and amortization	1,256	9,224
Impairment of intangible assets and goodwill	—	391,823
Amortization of deferred contract costs	1,745	2,427
Amortization of debt discount and issuance costs	1,489	1,440
Amortization of operating lease right-of-use assets	1,615	1,636
Release of valuation allowance and change in deferred taxes	—	(2,864)
Other	(3,372)	1,459
Changes in operating assets and liabilities:
Trade and other receivables	1,320	3,739
Prepaid expenses and other assets, current and non-current	(3,911)	7,997
Deferred contract costs, non-current	(776)	1,521
Accounts payable	1,889	(2,858)
Deferred revenue	3,275	3,978
Accrued compensation	(5,318)	(8,564)
Operating lease liabilities	(1,917)	(1,841)
Other liabilities, current and non-current	(1,411)	(5,657)
Net cash used in operating activities	(81,043)	(92,600)
Investing activities
Purchases of marketable securities	(194,957)	(49,755)
Maturities of marketable securities	197,709	61,776
Additions to property, equipment, internal-use software and intangible assets	(474)	(1,164)
Net cash provided by investing activities	2,278	10,857
Financing activities
Proceeds from exercises of stock options, including early exercises, net of repurchases	22	1,630
Taxes paid related to net share settlement of equity awards	(3,532)	—
Payment of initial public offering costs	—	(391)
Net cash (used in) provided by financing activities	(3,510)	1,239
Effect of exchange rates on cash, cash equivalents, and restricted cash	13	105
Net decrease in cash, cash equivalents, and restricted cash	(82,262)	(80,399)
Cash, cash equivalents, and restricted cash at beginning of period	129,557	218,440
Cash, cash equivalents, and restricted cash at end of period	$47,295	$138,041
Reconciliation of cash, cash equivalents, and restricted cash within the consolidated balance sheets:
Cash and cash equivalents	$34,980	$132,683
Restricted cash	12,315	5,358
Total cash, cash equivalents, and restricted cash	$47,295	$138,041
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$48	$137
Cash paid for interest	$14,100	$9,669
Supplemental disclosure of non-cash investing and financing activities:
Vesting of early exercised stock options	$1,014	$3,143
Operating lease liabilities arising from obtaining new or modified right-of-use assets	$327	$317
Accretion of redeemable noncontrolling interest to redemption value	$3,648	$38,450

Blend Labs, Inc.
Revenue Disaggregation
(In thousands)
(Unaudited)

	Three Months Ended June 30,
	2023		2022
Blend Platform revenue:					YoY change
Mortgage Suite	$22,271	74%	$26,976	80%	(17)%
Consumer Banking Suite	5,844	19%	4,604	14%	27%
Total Software revenue	28,115	93%	31,580	94%	(11)%
Professional services	2,216	7%	2,021	6%	10%
Total Blend Platform revenue	30,331	100%	33,601	100%	(10)%
Title revenue:
Traditional	9,313	75%	31,861	100%	(71)%
Digitally-enabled	3,171	25%	77	—%	4,018%
Total Title revenue	12,484	100%	31,938	100%	(61)%
Total revenue	$42,815		$65,539		(35)%

	Six Months Ended June 30,
	2023		2022
Blend Platform revenue:					YoY change
Mortgage Suite	40,066	73%	$53,729	81%	(25)%
Consumer Banking Suite	11,019	20%	8,455	13%	30%
Total Software revenue	51,085	93%	62,184	94%	(18)%
Professional services	3,950	7%	3,993	6%	(1)%
Total Blend Platform revenue	55,035	100%	66,177	100%	(17)%
Title revenue:
Traditional	18,791	75%	70,592	100%	(73)%
Digitally-enabled	6,325	25%	294	—%	2,051%
Total Title revenue	25,116	100%	70,886	100%	(65)%
Total revenue	$80,151		137,063		(42)%

Blend Labs, Inc.
Reconciliation of GAAP to non-GAAP Measures
(In thousands)
(Unaudited)

	Three Months Ended June 30, 2023
	GAAP		Non-GAAP adjustments(1)	Non-GAAP
	Gross Profit	Gross Margin		Gross Profit	Gross Margin
Blend Platform
Software	$22,629	80%	9	$22,638	81%
Professional services	(489)	(22)%	253	(236)	(11)%
Total Blend Platform	22,140	73%	262	22,402	74%
Title	1,353	11%	2	1,355	11%
Total	$23,493	55%	$264	$23,757	55%

	Three Months Ended June 30, 2022
	GAAP		Non-GAAP adjustments(1)	Non-GAAP
	Gross Profit	Gross Margin		Gross Profit	Gross Margin
Blend Platform
Software	$22,904	73%	16	$22,920	73%
Professional services	(2,531)	(125)%	227	(2,304)	(114)%
Total Blend Platform	20,373	61%	243	20,616	61%
Title	4,892	15%	307	5,199	16%
Total	$25,265	39%	$550	$25,815	39%

	Six Months Ended June 30, 2023
	GAAP		Non-GAAP adjustments(1)	Non-GAAP
	Gross Profit	Gross Margin		Gross Profit	Gross Margin
Blend Platform
Software	$39,796	78%	22	$39,818	78%
Professional services	(1,561)	(40)%	593	(968)	(25)%
Total Blend Platform	38,235	69%	615	38,850	71%
Title	1,111	4%	137	1,248	5%
Total	$39,346	49%	$752	$40,098	50%

	Six Months Ended June 30, 2022
	GAAP		Non-GAAP adjustments(1)	Non-GAAP
	Gross Profit	Gross Margin		Gross Profit	Gross Margin
Blend Platform
Software	$44,842	72%	16	$44,858	72%
Professional services	(4,294)	(108)%	539	(3,755)	(94)%
Total Blend Platform	40,548	61%	555	41,103	62%
Title	13,586	19%	488	14,074	20%
Total	$54,134	39%	$1,043	$55,177	40%

Blend Labs, Inc.
Reconciliation of GAAP to non-GAAP Measures
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
GAAP operating expenses	$60,214	$496,681	$137,503	$595,298
Non-GAAP adjustments:
Stock-based compensation(1) and amortization of warrant	14,100	28,698	30,004	52,541
Compensation realignment costs(2)	1,778	—	2,874	—
Amortization of acquired intangible assets(3)	—	4,068	—	8,136
Impairment of intangible assets and goodwill(4)	—	391,823	—	391,823
Restructuring(5)	2,349	6,380	15,132	6,380
Litigation contingencies(6)	(245)	—	(245)	—
Transaction-related costs(7)	596	411	1,034	2,224
Non-GAAP operating expenses	$41,636	$65,301	88,704	134,194

GAAP loss from operations	$(36,721)	$(471,416)	$(98,157)	$(541,164)
Non-GAAP adjustments:
Stock-based compensation(1) and amortization of warrant	14,364	29,248	30,756	53,584
Compensation realignment costs(2)	1,778	—	2,874	—
Amortization of acquired intangible assets(3)	—	4,068	—	8,136
Impairment of intangible assets and goodwill(4)	—	391,823	—	391,823
Restructuring(5)	2,349	6,380	15,132	6,380
Litigation contingencies(6)	(245)	—	(245)	—
Transaction-related costs(7)	596	411	1,034	2,224
Non-GAAP loss from operations	$(17,879)	$(39,486)	$(48,606)	$(79,017)

GAAP net loss	$(41,489)	$(477,202)	$(107,683)	$(549,620)
Non-GAAP adjustments:
Stock-based compensation(1) and amortization of warrant	14,364	29,248	30,756	53,584
Compensation realignment costs(2)	1,778	—	2,874	—
Amortization of acquired intangible assets(3)	—	4,068	—	8,136
Impairment of intangible assets and goodwill(4)	—	391,823	—	391,823
Restructuring(5)	2,349	6,380	15,132	6,380
Litigation contingencies(6)	(245)	—	(245)	—
Transaction-related costs(7)	596	411	1,034	2,224
Foreign currency gains and losses(8)	(23)	181	(157)	227
Income tax benefit(9)	—	—	—	(2,864)
Non-GAAP net loss	$(22,670)	$(45,091)	$(58,289)	$(90,110)

GAAP basic net loss per share	$(0.18)	$(2.06)	$(0.45)	$(2.38)
Non-GAAP adjustments:
Net loss attributable to noncontrolling interest(10)	—	(0.15)	$—	$(0.16)
Accretion of redeemable noncontrolling interest to redemption value(10)	0.01	0.16	0.01	0.17
Stock-based compensation(1) and amortization of warrant	0.06	0.12	0.13	0.22
Compensation realignment costs(2)	0.01	—	0.01	—
Amortization of acquired intangible assets(3)	—	0.02	—	0.04
Impairment of intangible assets and goodwill(4)	—	1.69	—	1.69
Restructuring(5)	0.01	0.03	0.06	0.03
Litigation contingencies(6)	—	—	—	—
Transaction-related costs(7)	—	—	—	0.01
Foreign currency gains and losses(8)	—	—	—	—
Income tax benefit(9)	—	—	—	(0.01)
Non-GAAP basic net loss per share	$(0.09)	$(0.19)	$(0.24)	$(0.39)

(1) Stock-based compensation by function:
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Cost of revenue	$264	$550	$752	$1,043
Research and development	4,829	12,516	12,960	22,382
Sales and marketing	1,931	3,179	4,714	5,702
General and administrative	7,340	13,003	12,330	24,433
Total	$14,364	$29,248	$30,756	$53,560

(2) Compensation realignment costs relate to amortization of one-time cash bonus payment (paid in two installments in March and May 2023) to certain employees in lieu of previously committed equity-based awards, driven by an organizational initiative to standardize our equity compensation program.
(3) Amortization of acquired intangible assets represents non-cash amortization of customer relationships acquired in connection with the Title365 acquisition.
(4) Impairment of intangible assets and goodwill relates to charges recorded based on the results of the interim quantitative impairment analysis performed in the three months ended June 30, 2022 and in the three months ended September 30, 2022, in response to certain triggering events, such as a continued decline in economic and market conditions, decline in our market capitalization, and current and projected declines in the operating results of the Title365 reporting unit.
(5) The restructuring charges relate to our workforce reduction plans executed as part of our broader efforts to improve cost efficiency and better align our operating structure with our business activities.

(6) Litigation contingencies represent reserves for legal settlements that are unusual or infrequent costs associated with our operating activities.
(7) Transaction-related costs include non-recurring due diligence, consulting, and integration costs recorded within general and administrative expense.
(8) Foreign currency gains and losses include transaction gains and losses incurred in connection with our operations in India.
(9) Income tax benefit represents the non-recurring release of historical valuation allowance resulting from changes in U.S. tax law requiring capitalization and amortization of research and development costs for tax purposes.
(10) Net loss attributable to noncontrolling interest and accretion of redeemable noncontrolling interest to redemption value relate to the 9.9% non-controlling interest in our Title365 subsidiary.

Contacts:

Investor Relations
Bryan Michaleski
ir@blend.com

Media
press@blend.com